Exhibit 23.3

US Foods Holding Corp.

9399 W. Higgins Road, Suite, 500

Rosemont, IL 60018

Ladies and Gentlemen:

We hereby consent to the use of our name, Technomic, Inc. and our industry numbers and predictions in (i) the Registration Statement on Form S-3 (the “Registration Statement”) of US Foods Holding Corp. (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement relating to the Company’s public offering of its common shares (ii) in any interim, quarterly or annual filings with the Commission by the Company (iii) in any other registration statement relating to the Company’s common shares and any amendment thereto and (iv) in any document offering securities in the Company or its respective subsidiaries. We further consent to the filing of this Consent as an exhibit to such Registration Statement. The Company has agreed to provide Technomic, Inc. copies of applicable sections of filings with the Commission prior to filing.

TECHNOMIC, INC.

By:	/s/ Joseph M. Pawlak
Name:	JOSEPH M. PAWLAK
Title:	MANAGING PRINCIPAL
Date:	September 13, 2017